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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 2 to Form S-3 of our report dated January 26, 2001, except for Note 18, as to which the date is April 16, 2001, relating to the financial statements and financial statement schedule, which appears in CardioGenesis Corporation's (formerly known as Eclipse Surgical Technologies, Inc.) Annual Report on Amendment No. 3 to Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/   PricewaterhouseCoopers LLP
San Jose, California
July 13, 2001